                                                                   Exhibit 4.2

                            FEE ASSETS ASSIGNMENT

     THIS ASSIGNMENT (the "Assignment"), dated as of January 1, 1994, is made by Green Tree Financial Corporation, a Minnesota corporation ("Green Tree") in favor of Green Tree Manufactured Housing Net Interest Margin Finance Corp. I, a Delaware corporation ("Finance I") and a wholly owned subsidiary of Green Tree.

     WHEREAS, pursuant to certain Pooling and Servicing Agreements or related agreements identified in Appendix I attached hereto, Green Tree or a subsidiary of Green Tree (which has assigned the rights to receive such fees to Green Tree) is entitled to receive certain guarantee fees, as specified in Appendix I hereto, (the "Guarantee Fees"), for providing credit enhancement against delinquencies, defaults and net liquidation losses on the related pools of manufactured housing contracts issued by or on behalf of Green Tree (the "Contracts").

     WHEREAS, pursuant to certain Pooling and Servicing Agreements identified in Appendix II attached hereto (the "Pooling and Servicing Agreements"), Green Tree is entitled to receive certain fees as specified in Appendix II hereto (the "Servicing Fees") for servicing the Contracts.

     WHEREAS, pursuant to regulations promulgated by the Government National Mortgage Association ("GNMA"), Green Tree has originated and sold pools of FHA-insured and VA-guaranteed manufactured housing contracts in the form of GNMA Certificates, as identified in Appendix III attached hereto (the "GNMA Pools"). Pursuant to such GNMA regulations, Green Tree is entitled to receive certain servicing fees (the "GNMA Servicing Fees") for servicing the GNMA Pools.

     WHEREAS, pursuant to the terms and conditions set forth herein, Green Tree desires to assign to Finance I its right to receive the Guarantee Fees, its right to receive a portion of the Servicing Fees and its right to receive a portion of the GNMA Servicing Fees.


                                   ARTICLE I
                            ASSIGNMENT OF FEE ASSETS

     1.01  Guarantee Fees.  Subject to and upon the terms and conditions set
           --------------
forth in this Assignment, Green Tree, as a contribution of capital, hereby transfers, assigns and delivers to Finance I all of its right to receive the Guarantee Fees identified in Appendix I hereto, payable on or after February 15, 1994. In order to effect such transfer, Green Tree shall deliver to the Trustee of each Securitized Pool a written notification in substantially the form attached hereto as Exhibit A.

     1.02  Excess Servicing Fees.  Subject to and upon the terms and conditions
           ---------------------
set forth in this Assignment, Green Tree, as a contribution of capital, hereby transfers, assigns and delivers to Finance I its right to receive the portion of the Servicing Fees payable after payment of the Normal Servicing Fee to Green Tree, as further specified in Appendix II hereto (the "Excess Servicing Fees"), payable on or after February 15, 1994. Green Tree shall retain all rights to receive late fees and extension fees paid by Obligors (as defined in the Pooling and Servicing Agreements) as part of the Normal Servicing Fee. In order to effect such transfer, Green Tree shall deliver to the Trustee of each Securitized Pool a written notification in substantially the form attached hereto as Exhibit A.

     1.03  GNMA Excess Spread.  Subject to and upon the terms and conditions set
           ------------------
forth in this Agreement, Green Tree, as a contribution of capital, hereby transfers, assigns and delivers to Finance I its right to receive the GNMA Excess Spread as defined herein, payable on or after February 15, 1994. The "GNMA Excess Spread" payable each month shall be that portion of the GNMA Servicing Fee payable to Green Tree with respect to each GNMA Pool, after payment to Green Tree of (i) the FHA insurance premiums paid by Green Tree with respect to FHA-insured Contracts, (ii) an amount equal to .50% per annum, payable monthly, of the outstanding balance of such GNMA Pool, (iii) the amount of prepayment shortfalls paid by Green Tree with respect to the prior month, and
(iv) all liquidation losses paid by Green Tree upon payment of a FHA or VA claim during the prior month. In order to effect such transfer, Green Tree shall deliver to the Custodian holding the Custodial Account on behalf of GNMA with respect to the GNMA Pools a written notification in substantially the form attached hereto as Exhibit B.

     1.04  Security Interest in the Fee Assets.  Although the parties intend
           -----------------------------------
that the assignment of Green Tree's right to receive the Guarantee Fees, Excess Servicing Fees and GNMA Excess Spread pursuant to this Agreement shall constitute an absolute assignment and not a loan, if such assignments are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that Green Tree shall be deemed to have granted to the Trustee, and Green Tree does hereby grant to the Trustee, a perfected first-priority security interest in the items designated in Sections 1.01 through 1.03 above, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by the Trust Agreement terminates prior to the satisfaction of the claims of any person under any Senior Certificates (as defined in the Trust Agreement), the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such person.

                                   ARTICLE II
            INSIDE REFINANCING PAYMENTS AND REPURCHASE PAYMENTS;
                            SERVICING OBLIGATIONS

     2.01  Inside Refinancing Payments.  As part of the foregoing transfer, with
           ---------------------------
respect to each Contract which is refinanced by an Obligor (as defined in the Pooling and Servicing Agreements) through Green Tree, Green Tree agrees to pay to or upon the order of Finance I an amount (an "inside refinancing payment") equal to the unpaid balance of such Contract multiplied by the factor applicable to such Contract, based on the month in which such refinancing occurs and the Securitized Pool or GNMA Pool in which such Contract was included, as specified in Exhibit C attached hereto; provided, however, that
                                                     ------------------
if an inside refinancing payment with respect to the same Contract is paid by Green Tree in connection with the assignment by Green Tree of the Residual Assets pursuant to the Residual Assets Assignment, such inside refinancing payment shall not be paid in connection with the assignment of the Fee Assets hereunder.

     2.02  Repurchase Payments.  As part of the foregoing transfer, with respect
           -------------------
to each Contract in a Securitized Pool which is repurchased by Green Tree pursuant to its right as Servicer to repurchase such Contract in a Securitized Pool when the outstanding balance of such Securitized Pool has declined to 10% or less of its initial principal balance, or which is repurchased by Green Tree because of a breach of certain representations and warranties contained in the applicable Pooling and Servicing Agreement or GNMA Guaranty Agreement, Green Tree agrees to pay to or upon the order of Finance I an amount (a "repurchase payment") equal to the unpaid balance of such Contract multiplied by the factor applicable to such Contract, based on the month in which such repurchase occurs and the Securitized Pool in which such Contract was included, as specified in Exhibit C attached hereto; provided, however, that if a repurchase payment with
                           ------------------
respect to the same Contract is paid by Green Tree in connection with the assignment by Green Tree of the Residual Assets pursuant to the Residual Assets Assignment, such repurchase payment shall not be paid in connection with the assignment of the Fee Assets hereunder.

     2.03  Servicing Obligations.  Green Tree agrees to continue to act as
           ---------------------
servicer of the Contracts, to provide such reports with respect to the Fee Assets as Finance I may reasonably request, and to enter into such further agreements with Finance I or its assignee relating to such servicing obligations as Finance I may reasonably request.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF GREEN TREE

     Green Tree hereby represents and warrants to Finance I that:

     3.01  Green Tree.  Green Tree is a corporation duly organized, validly
           ----------
existing and in good standing under the laws of Minnesota, with the requisite corporate power and authority to enter into this Assignment and to perform the obligations required of it hereunder. The execution and performance of this Assignment by Green Tree and the consummation of the transactions contemplated hereby will not violate any provision of law applicable to Green Tree, and do not and will not conflict with any of the terms of its Articles of Incorporation or By-Laws. The execution and performance of this Assignment will not violate any Pooling and Servicing Agreements or GNMA guaranty agreements; nor will the execution and performance of this Assignment conflict with any other material agreements of Green Tree which would result in a material adverse effect on Green Tree.

     3.02  Compliance with Contracts and Regulations.  Green Tree has complied
           -----------------------------------------
with all its obligations under the Contracts and the Pooling Servicing Agreements and all applicable laws and regulations of the Federal Housing Administration ("FHA"), the Veterans Administration ("VA") and GNMA and any other government authority, which might affect the validity or enforceability of the Contracts, the Pooling and Servicing Agreements or the GNMA guaranty agreements and the consummation of the transactions contemplated hereby will not violate any such obligations, laws or regulations.

     3.03  Title to the Fee Assets .  Green Tree is the sole owner of the Fee
           ------------------------
Assets, free and clear of all liens and encumbrances.


                                 ARTICLE IV
                                MISCELLANEOUS

     4.01  Survival of Representations and Warranties.  Green Tree covenants and
           ------------------------------------------
agrees that its representations and warranties in this Assignment, and in any document delivered or to be delivered pursuant hereto, shall survive the date hereof.

     4.02  Governing Law.  The internal law, without regard to conflicts of laws
           -------------
principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Assignment and the performance of the obligations imposed by this Assignment.

     IN WITNESS WHEREOF, Green Tree has executed this Assignment as of the day and year first above written.


                                       GREEN TREE FINANCIAL CORPORATION


                                       By
                                         ------------------------------
                                         Its
                                            ---------------------------


Acknowledged by:                       GREEN TREE MANUFACTURED
                                       HOUSING NET INTEREST MARGIN
                                       FINANCE CORP. I


                                       By
                                         -----------------------------
                                         Its
                                            --------------------------

                                 APPENDIX I
                               GUARANTEE FEES

                                            Designation of
                  Pooling and Servicing     Asset in Pooling
Transaction       Agreement                 and Servicing
Name              (or other Agreement)      Agreement             Stated Payee
- ------------------------------------------------------------------------------

GTFC 1993-3       September 1, 1993         Guarantee Fee         Green Tree

GTFC 1993-2       June 1, 1993              Guarantee Fee         Green Tree

GTFC 1993-1       March 1, 1993             Guarantee Fee         Green Tree

GTFC 1992-2       December 1, 1992          Guarantee Fee         Green Tree

GTFC 1992-1       September 1, 1992         Guarantee Fee         Green Tree

MLMI 1990G        September 1, 1990         Guarantee Fee         Green Tree

MLMI 1990D        June 1, 1990              Collateral Guarantee  Green Tree
                                            Fee

MLMI 1990B        March 1, 1990             Collateral Guarantee  Green Tree
                                            Fee

MLMI 1989H        December 1, 1989;         Limited Guarantee     MaHCS
                  amended January 29,       Fee
                  1990; June 20, 1990;
                  February 13, 1992

MLMI 1989F        October 1, 1989;          Limited Guarantee     Green Tree
                  amended                   Fee
                  February __, 1994

MLMI 1988E        March 1, 1988; amended    Limited Guarantee     Green Tree
                  February __, 1994         Fee

MLMI 1987C        December 1, 1987;         Limited Guarantee     Green Tree
                  amended May 6, 1991;      Fee
                  February 13, 1992

MLMI 1987B        October 1, 1987;          Limited Guarantee     Green Tree
                  amended May 6, 1991;      Fee
                  February 13, 1992;
                  February __, 1994

GT Trust 1987-B   June 1, 1987; amended     Limited Guarantee     Green Tree
                  July 22, 1987; July 30,   Fee
                  1987; May 6, 1991;
                  February 13, 1992;
                  February __, 1994

GT Trust 1987-A   March 1, 1987;            Limited Guarantee     Green Tree
                  amended May 6, 1991;      Fee
                  February 13, 1992;
                  February __, 1994

                                 APPENDIX II
                               SERVICING FEES

                   Pooling and
Transaction         Servicing                Servicing       Excess
Name               Agreement                   Fee        Servicing Fee
- -----------------------------------------------------------------------

GTFC 1993-4        December 1, 1993            1.00%          0.50%

GTFC 1993-3        September 1, 1993           1.00%          0.50%

GTFC 1993-2        June 1, 1993                1.00%          0.50%

GTFC 1993-1        March 1, 1993               1.00%          0.50%

GTFC 1992-2        December 1, 1992            1.00%          0.50%

GTFC 1992-1        September 1, 1992           1.00%          0.50%

MLMI 1992D         June 1, 1992                1.00%          0.50%

MLMI 1992B         March 1, 1992               1.00%          0.50%

MLMI 1991I         December 1, 1991            1.00%          0.50%

MLMI 1991G         September 1, 1991           1.00%          0.50%

MLMI 1991D         June 1, 1991, amended       1.00%          0.50%
                   February 13, 1992

MLMI 1991B         March 1, 1991               1.00%          0.50%

MLMI 1990I         December 1, 1990            1.00%          0.50%

MLMI 1990G         September 1, 1990           1.00%          0.50%

MLMI 1990D         June 1, 1990                1.00%          0.50%

MLMI 1990B         March 1, 1990               1.00%          0.50%



MLMI 1989H         December 1, 1989;           1.00%          0.50%
                   amended January 29,
                   1990; June 20, 1990;
                   February 13, 1992

MLMI 1989F         October 1, 1989; amended    1.00%          0.50%
                   February __, 1994

MLMI 1989D         June 1, 1989                1.00%          0.50%

MLMI 1989B         March 1, 1989               1.00%          0.50%

MLMI 1988X         December 1, 1988            1.00%          0.50%

MLMI 1988Q         September 1, 1988           1.00%          0.50%

MLMI 1988H         June 1, 1988                1.00%          0.50%

MLMI 1988E         March 1, 1988; amended      1.00%          0.50%
                   February __, 1994

MLMI 1987C         December 1, 1987;           1.00%          0.50%
                   amended May 6, 1991;
                   February 13, 1992;
                   February __, 1994

MLMI 1987B         October 1, 1987;            1.00%          0.50%
                   amended May 6, 1991;
                   February 13, 1992;
                   February __, 1994

GT Trust 1987-B    June 1, 1987; amended       1.50%          1.00%
                   July 22, 1987; July 30,
                   1987; May 6, 1991;
                   February 13, 1992;
                   February __, 1994

GT Trust 1987-A    March 1, 1987;              1.50%          1.00%
                   amended May 6, 1991;
                   February 13, 1992;
                   February __, 1994

                                APPENDIX III
                                 GNMA POOLS

[Listing of each GNMA Pool]

                                     III-1

                                  EXHIBIT A
                        FORM OF TRUSTEE NOTIFICATION

                                  EXHIBIT B
                     FORM OF GNMA CUSTODIAN NOTIFICATION

                                  EXHIBIT C
              INSIDE REFINANCING AND REPURCHASE PAYMENT FACTORS
                               (See Attached)